                                                                   EXHIBIT 10.29

                         CONTINUUS SOFTWARE CORPORATION


                      SENIOR SECURED CONVERTIBLE DEBENTURE
                               PURCHASE AGREEMENT


                               SEPTEMBER 23, 1997

                                TABLE OF CONTENTS
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                                                                                         PAGE

1.      SALE OF DEBENTURE...................................................................1
        1.1    Sale of Debenture............................................................1
        1.2    Closing Date.................................................................1
        1.3    Delivery.....................................................................1
2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................2
        2.1    Organization and Standing....................................................2
        2.2    Corporate Power..............................................................2
        2.3    Subsidiaries.................................................................2
        2.4    Capitalization...............................................................2
        2.5    Authorization................................................................3
        2.6    Contracts and Other Commitments..............................................4
        2.7    Compliance with Other Instruments, etc.......................................4
        2.8    Related-Party Transactions...................................................4
        2.9    Litigation, etc..............................................................4
        2.10   Registration Rights..........................................................5
        2.11   Permits......................................................................5
        2.12   Governmental Consent, etc....................................................5
        2.13   Returns and Complaints.......................................................5
        2.14   Disclosure...................................................................5
        2.15   Offering.....................................................................6
        2.16   Financial Statements.........................................................6
        2.17   Business Plan................................................................6
        2.18   Liabilities..................................................................6
        2.19   Changes......................................................................7
        2.20   Title to Properties and Assets; Liens, etc...................................8
        2.21   Patents and Trademarks.......................................................8
        2.22   Distribution and Marketing Rights............................................9
        2.23   Tax Returns..................................................................9
        2.24   Employees....................................................................9
        2.25   Proprietary Information and Inventions Agreement............................10
        2.26   No Defaults.................................................................10
        2.27   Insurance...................................................................10
        2.28   Brokers or Finders..........................................................10
        2.29   Environmental and Safety Laws...............................................10
        2.30   Minute Books................................................................10
        2.31   Real Property Holding Corporation...........................................10
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                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)
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

        2.32   No Dividends................................................................11
3.      INVESTMENT REPRESENTATIONS.........................................................11
        3.1    Accredited Investor.........................................................11
        3.2    Experience..................................................................11
        3.3    Investment..................................................................11
        3.4    Rule 144....................................................................11
        3.5    No Public Market............................................................11
4.      CONDITIONS TO CLOSING OF LENDERS...................................................12
        4.1    Representations and Warranties..............................................12
        4.2    Covenants...................................................................12
        4.3    No Material Adverse Change..................................................12
        4.4    Securities Laws.............................................................12
        4.5    Compliance Certificate......................................................12
        4.6    Opinion of Counsel..........................................................12
        4.7    Security Agreement..........................................................12
        4.8    Amendment to Investors' Rights Agreement....................................12
        4.9    Proceedings and Documents...................................................12
5.      CONDITIONS TO CLOSING OF COMPANY...................................................13
        5.1    Representations and Warranties..............................................13
        5.2    Covenants...................................................................13
        5.3    Securities Laws.............................................................13
6.      COVENANTS OF THE COMPANY...........................................................13
        6.1    Future Indebtedness.........................................................13
        6.2    Use of Proceeds.............................................................13
        6.3    Capital Expenditures........................................................14
        6.4    Board of Directors..........................................................14
        6.5    Arrangement Fee.............................................................14
7.      MISCELLANEOUS......................................................................14
        7.1    Governing Law...............................................................14
        7.2    Survival....................................................................14
        7.3    Successors and Assigns......................................................14
        7.4    Entire Agreement............................................................15
        7.5    Notices, Etc................................................................15
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                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)
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        7.6    Expenses....................................................................15
        7.7    Finder's Fee................................................................15
        7.8    Counterparts................................................................15
        7.9    Severability................................................................15
        7.10   California Corporate Securities Law.........................................15
        7.11   Amendments and Waivers......................................................16


                                      iii.

                         CONTINUUS SOFTWARE CORPORATION

                   SENIOR SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT



        THIS SENIOR SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (the "AGREEMENT") is made as of September 23, 1997, by and between Continuus Software Corporation, a California corporation (the "COMPANY"), with its principal office at 108 Pacifica, 2nd Floor, Irvine, California, 92618 and London Pacific Life & Annuity Company, a North Carolina joint stock life insurer (the "LENDER"), with its principal office at 3109 Poplarwood Court, Suite 108, Raleigh, NC 27604.

        WHEREAS, the Company has authorized the issuance and sale of up to $6 million in principal amount of a 12% Senior Secured Convertible Debenture in the form attached hereto as Exhibit A (the "Debenture").

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.      SALE OF DEBENTURE

        1.1 SALE OF DEBENTURE. Subject to the terms and conditions hereof, Lender agrees to lend to the Company and the Company agrees to borrow from Lender Six Million Dollars ($6,000,000.00) pursuant to the Debenture.

        1.2 CLOSING DATE. The loan hereunder and the consummation of the transactions contemplated herein shall take place at the law offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121. The closing of such loan hereunder (the "Closing") shall be held on the date of this Agreement or at such other time upon which the Company and the Lender shall agree.

        1.3 DELIVERY. At the Closing, the Company will deliver to Lender a Debenture representing the loan being made at the Closing by Lender in the principal amount of Six Million Dollars ($6,000,000.00) against payment of the loan amount therefor by wire transfer of immediately available funds.


                                       1.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY


Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to Lender as follows:

        2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is not required to qualify to do business as a foreign corporation in any jurisdiction outside of the State of California.

        2.2 CORPORATE POWER. The Company has all requisite legal and corporate power to execute and deliver this Agreement, the Debenture, the Security Agreement in substantially the form attached hereto as Exhibit C and the Sixth Amendment to the Investors' Rights Agreement in substantially the form attached hereto as Exhibit D (this Agreement, the Debenture, the Security Agreement and the Sixth Amendment to the Investors' Rights Agreement are hereinafter collectively referred to as the "Agreements"), to issue and sell the Debenture under this Agreement, to issue the Common Stock issuable upon conversion of the Debenture and to carry out and perform its obligations under the terms of the Agreements, including all exhibits and schedules hereto and thereto.

        2.3 SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or business entity, other than Continuus Software Ltd., Continuus Software SARL, Continuus Software GmbH and Continuus Software Company Ltd.

        2.4 CAPITALIZATION. Immediately following the Closing, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 4,209,418 shares will be issued and outstanding immediately following the Closing, and 20,000,000 shares of Preferred Stock, 6,072,523 of which are designated Series A Preferred Stock, 6,030,523 of which will be issued and outstanding immediately following the Closing, 1,195,809 of which are designated Series B Preferred Stock, all of which will be issued and outstanding immediately following the Closing, 2,132,368 of which are designated Series C Preferred Stock, 1,980,950 of which will be issued and outstanding immediately following the Closing, 957,144 of which are designated Series D Preferred Stock, all of which will be issued and outstanding immediately following the Closing and 2,075,000 of which are designated Series E Preferred Stock, 1,247,762 of which will be issued and outstanding immediately following the Closing. No other shares of capital stock or other voting securities of the Company are outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully



                                       2.

paid and nonassessable. The Company has reserved: (i) 4,650,000 shares of its Common Stock for issuance pursuant to the Company's Stock Option Plan (the "Option Plan"), 3,547,595 shares of which are subject to outstanding Incentive Stock Options, 377,000 shares of which are subject to the Non-Qualified Stock Option Agreements, and 301,064 shares of which are available for future grants under the Option Plan; (ii) 1,908,397 shares of Common Stock issuable upon exercise of outstanding warrants dated December 29, 1994 (the "1994 Warrants"), and 587,618 shares of Common Stock issuable upon exercise of outstanding warrants dated May 30, 1996 (the "1996 Warrants," and together with the 1994 Warrants, the "Common Stock Warrants") and (iii) 42,000 shares of Series A Preferred Stock, 151,418 shares of Series C Preferred Stock and 769,198 shares of Series E Preferred Stock issuable upon exercise of outstanding warrants, and such shares of Common Stock issuable upon the conversion of such Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (the "Preferred Stock Warrants") (the shares issuable pursuant to the Option Plan, the Common Stock Warrants and the Preferred Stock Warrants are hereinafter referred to as the "Reserved Shares"). Except for (i) the transactions contemplated in the Agreements and the conversion privileges of the Debenture
(ii) the conversion privileges of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock specified in the Company's Amended and Restated Articles of Incorporation ("Restated Articles") and (iii) rights to acquire the Reserved Shares, there are no options, warrants, conversion privileges or other rights (including preemptive rights) presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

        2.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Debenture (and the Common Stock issuable upon conversion of the Debenture) and the performance of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general equity principles, and limitations upon rights to indemnity. The Common Stock issuable upon conversion of the Debenture has been duly and validly reserved and, when issued in compliance with the provisions of the Debenture, will be duly and validly issued, fully paid and nonassessable; provided, however, that the Common Stock issuable upon conversion of the Debenture may be subject to restrictions on transfer under state and/or federal securities laws. Neither the Debenture nor the Common Stock issuable upon conversion of the Debenture is subject to any preemptive rights, rights of first refusal, rights of first offer or similar rights that have not been waived.



                                       3.

        2.6 CONTRACTS AND OTHER COMMITMENTS. The Company does not have any contract, agreement, lease, commitment, or proposed transaction, written or oral, absolute or contingent, with any continuing obligations of either party (other than for perpetual licenses granted in the ordinary course of business), except for contracts (i) for the purchase of supplies and services that were entered into in the ordinary course of business, or (ii) that do not involve more than $100,000 individually or in a series of related transactions. For the purpose of this paragraph, employment and consulting contracts, license agreements and any other agreements relating to the acquisition or disposition of the Company's technology shall not be considered to be contracts entered into in the ordinary course of business.

        2.7 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The Company is not, and will not by virtue of entering into and performing the Agreements and the transactions contemplated thereunder be, in violation or default of any term of the Restated Articles or Bylaws or any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment, writ or decree to which it is a party or by which it is bound, and is not, and will not by virtue of entering into and performing the Agreements and the transactions contemplated thereunder be, in violation of any order addressed specifically to the Company nor, to the best of the Company's knowledge, any material order, statute, rule or regulation applicable to the Company, other than any of the foregoing such violations or default that do not, either individually or in the aggregate, have a material adverse effect on the Company's business as presently conducted or planned to be conducted (a "Material Adverse Effect").

        2.8 RELATED-PARTY TRANSACTIONS. No employee, officer or director of the Company, or any person that, within 12 months of the date of this Agreement has been an employee, officer or director of the Company, or any member of the immediate family of any of the foregoing, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except shares owned by such persons constituting less than 2% of the voting securities of a publicly traded company that competes with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. The Company is not currently in discussions with any acquiror (including Ceyenne), nor has the Company entered into any partnerships or strategic alliances with any third parties (including Forte and Microsoft).


                                       4.

        2.9 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or any of its officers or directors before any court or governmental agency (nor, to the best of the Company's knowledge, is there any threat thereof). The Company has not initiated and does not currently intend to initiate any action, suit, proceeding or investigation against a third party.

        2.10 REGISTRATION RIGHTS. Except as set forth in the Sixth Amendment to the Investors' Rights Agreement, the Company is not under any obligation to register (as defined in the Sixth Amendment to the Investors' Rights Agreement) any of its presently outstanding securities or any of its securities that may hereafter be issued.

        2.11 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default or violation in any material respect under any of such franchises, permits, licenses, or other similar authority, and the execution and delivery of the Agreements will not result in any such default or violation, with or without the passage of time or giving of notice or both.

        2.12 GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, issuance or sale of the Debenture (or the Common Stock issuable upon conversion of the Debenture) or the consummation of any other transaction contemplated by the Agreements, except the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Debenture (and the Common Stock issuable upon conversion of the Debenture) under the California Corporate Securities Law, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

        2.13 RETURNS AND COMPLAINTS. The Company has received no customer or user complaints concerning alleged defects in its products or proposed products (or the design thereof) that, if true, would materially adversely affect the operations or financial condition or prospects of the Company.

        2.14 DISCLOSURE. The Company has provided the Lender with all the information reasonably available to it without undue expense that the Lender has requested for deciding whether to purchase the Debenture and all information that the Company believes is reasonably necessary to enable the Lender to make such decision. To the best



                                       5.

of the Company's knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith, including without limitation, the Business Plan (as defined below), subject to the provisions of Section 2.17 hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        2.15 OFFERING. Subject to the accuracy of the representations set forth in Section 3 hereof, the offer, issuance and sale of the Debenture pursuant to this Agreement and the issuance of the Common Stock to be issued upon conversion of the Debenture constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

        2.16 FINANCIAL STATEMENTS. The Company has delivered to the Lender its audited balance sheet and statement of earnings dated as of December 31, 1996 and its unaudited balance sheet dated as of June 30, 1997 (the "Balance Sheet Date") and related unaudited statements of earnings for the six-month period then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and are complete and correct in all material respects and accurately describe in all material respects the financial condition of the Company as of the Balance Sheet Date and results of operations and cash flows for such period; provided, however, that the Financial Statements are subject to normal year-end audit adjustments and do not contain footnotes. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company has not encountered any material problems with respect to its revenue recognition accounting practices, nor does it maintain a reserve for sales returns.

        2.17 BUSINESS PLAN. A copy of the Company's August 9, 1997 Business Plan (the "Business Plan") has previously been delivered to the Lender. The Business Plan was prepared in good faith by the Company and does not, to the best of the Company's knowledge after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to projections and expressions of opinion or predictions contained in the Business Plan, the Company represents only that such projections and expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor.




                                       6.

        2.18 LIABILITIES. The Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable, other than as reflected in the Financial Statements. The Company has no material liability or obligation, absolute or contingent, other than as reflected in the Financial Statements.

        2.19 CHANGES. Since the Balance Sheet Date, there has not been:

               (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) to the best of the Company's knowledge, any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

               (g) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, proprietary rights or other intangible assets;

               (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (i) receipt of notice that there has been a loss of, or material order cancellation or modification by, any major customer of the Company;



                                       7.

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

               (m) any agreement or commitment by the Company to do any of the things described in this paragraph 2.19.

        2.20 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets shown in the Balance Sheet, and has good title to all of its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, security interest, equitable interest, loan, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances that do not in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

        2.21 PATENTS AND TRADEMARKS. The Company has sufficient title, interest and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively "Proprietary Information"), or believes it has the ability to acquire valid licenses to such Proprietary Information on reasonable terms, as necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. The Company is not aware of any Proprietary Information for which it would need to obtain title and interest for its business as now conducted. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company is not aware of any impropriety with regard to the granting of any licenses of Proprietary Information to or from the Company. The Company has not received any written communications alleging that the Company has violated or infringed or that the Company would, by conducting its business as proposed,



                                       8.

violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any such violation or infringement. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Except pursuant to the terms of the Employee Nondisclosure Agreements entered into between the Company and its employees and/or consultants in the form substantially as attached hereto as Exhibit E (the "Proprietary Information and Inventions Agreement"), there are no agreements, understandings, instruments, or contracts to which the Company is a party or by which it is bound that involve the license of any patent, copyright, trade secret or other similar proprietary right to or from the Company. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

        2.22 DISTRIBUTION AND MARKETING RIGHTS. The Company has not granted rights to develop, produce, distribute, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, produce, distribute, license, market or sell its products.

        2.23 TAX RETURNS. The Company has accurately prepared and timely filed all federal, state and other tax returns which are required to be filed and has timely paid all taxes covered by such returns which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date hereof. The Company is not delinquent in taxes or assessments and has no tax deficiency proposed or assessed and no waiver of the statute of limitations and assessment or collections.

        2.24 EMPLOYEES. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or to be conducted by the Company or to the use by the employee of his best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other



                                       9.

employee compensation agreement, other than with respect to the Option Plan and options granted thereunder. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

        2.25 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each employee and officer of and consultant to the Company has executed a Proprietary Information and Inventions Agreement.

        2.26 NO DEFAULTS. The Company has, in all material respects, performed all material obligations required to be performed by it to date and is not in default under any of the contracts, loans, notes, mortgages, indentures, licenses, security agreements, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound, except for such defaults which in the aggregate would not have a Material Adverse Effect, and no event or condition has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default.

        2.27 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

        2.28 BROKERS OR FINDERS. The Company has not incurred, and will not incur, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements.

        2.29 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment (including disposal of waste products and effluents) or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

        2.30 MINUTE BOOKS. The copy of the minute books of the Company provided to the Lender contain minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflect all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.




                                      10.

        2.31 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

        2.32 NO DIVIDENDS. The Company has never made any declaration, setting aside for payment or other distribution in respect of any of the Company's capital stock or any direct or indirect redemption, repurchase or other acquisition of any of such stock.

3.      INVESTMENT REPRESENTATIONS

        The Lender hereby represents and warrants to the Company as follows:

        3.1 ACCREDITED INVESTOR. The Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

        3.2 EXPERIENCE. The Lender has, from time to time, evaluated investments in start-up companies and has, either individually or through the personal experience of one or more of its current officers or partners, experience in evaluating and investing in start-up companies. The Lender was not formed for the purpose of investing in the Company hereunder.

        3.3 INVESTMENT. The Lender is acquiring the Debenture (and any Common Stock issuable upon conversion of the Debenture) for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Lender understands that the Debenture (and any Common Stock issuable upon conversion of the Debenture) to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

        3.4 RULE 144. The Lender acknowledges that the Debenture and the Common Stock into which such shares are convertible must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the securities to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. The Lender is aware that the conditions for resale set forth in Rule



                                      11.

144 have not been satisfied and that the Company has no plan to satisfy these conditions in the foreseeable future.

        3.5 NO PUBLIC MARKET. The Lender understands that no public market now exists for any of the securities of the Company and that it is unlikely that a public market will ever exist for the Debenture (and any Common Stock issuable upon the conversion of the Debenture).

4.      CONDITIONS TO CLOSING OF LENDERS

        The Lender's obligation to purchase the Debenture at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

        4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

        4.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company's financial condition, affairs or prospects between the date of this Agreement and the Closing Date.

        4.4 SECURITIES LAWS. Subject to the completion of any post-closing securities law filings, the Company shall have obtained all necessary permits and qualifications, or secured exemptions therefrom, required under the Securities Act or by any state for the offer and sale of the Debenture and the Common Stock issuable upon the conversion of the Debenture.

        4.5 COMPLIANCE CERTIFICATE. The Company shall have delivered on the Closing Date a certificate signed by an officer of the Company certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

        4.6 OPINION OF COUNSEL. The Lenders shall have received from Cooley Godward LLP, counsel for the Company, an opinion in substantially the form attached hereto as Exhibit F.

        4.7 SECURITY AGREEMENT. The Company shall have executed and delivered the Security Agreement in the form attached as Exhibit C hereto.

                                      12.

        4.8 AMENDMENT TO INVESTORS' RIGHTS AGREEMENT. The Company shall have executed and delivered the Sixth Amendment to Investors' Rights Agreement in the form attached as Exhibit D hereto.

        4.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Lender's counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

5.      CONDITIONS TO CLOSING OF COMPANY

       The Company's obligation to issue and sell the Debenture at the Closing is subject to the fulfillment of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lender contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Lender on or prior to the Closing shall have been performed or complied with in all respects.

        5.3 SECURITIES LAWS. The Company shall have obtained all necessary permits and qualifications, or secured exemptions therefrom, required under the Securities Act or by any state for the offer and sale of the Debenture (and any Common Stock issuable upon the conversion of the Debenture).

6.      COVENANTS OF THE COMPANY

        6.1 FUTURE INDEBTEDNESS. While any amount is outstanding under the Debenture, the Company shall not, without obtaining the prior written consent of the Lender, create, incur, assume, guarantee or be or remain liable with respect to any indebtedness other than (i) indebtedness existing upon the date of this Agreement and disclosed herein, and any further draw downs on, or expansions or increases of the aggregate borrowing or credit limitations under, any lines of credit or lease lines disclosed herein (subject to Section 6.2 below), (ii) trade credit in the ordinary course of business, and (iii) indebtedness not to exceed $7,500,000 in the aggregate which is subordinated to the obligations of the Company under the Debenture and which does not provide for the current payment of principal or interest prior to the Maturity Date of the Debenture (as defined herein).


                                      13.

        6.2 USE OF PROCEEDS. Notwithstanding anything to the contrary contained in Section 6.1 above, the Company hereby agrees to repay out of its proceeds from the Closing all outstanding amounts borrowed under the Company's line of credit with Silicon Valley Bank and to terminate the Company's line of credit with Silicon Valley Bank.

        6.3 CAPITAL EXPENDITURES. While any amount is outstanding under the Debenture, the Company shall not, without obtaining the prior written consent of the Lender, enter into any agreement or series of agreements obligating the Company to make any capital expenditures in the aggregate in excess of $2,650,000 in 1998, $2,600,000 in 1999, $2,800,000 in 2000 and $3,100,000 in
2001. If the Company makes capital expenditures in any given year in an amount less than that provided above for such year, then capital expenditures in an additional amount equal to the difference between that year's capital expenditure limitation and the amount of capital expenditures actually made for such year can be made by the Company in any future year without obtaining the Lender's prior written consent.

        6.4 BOARD OF DIRECTORS. While any amount is outstanding under the Debenture, the Company shall allow one representative designated by the Lender to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company requires as a condition precedent to the Lender's rights under this Section 6.4 that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude the Lender (or its representative) from any meeting or portion thereof if delivery of such information or attendance at such meeting by the Lender (or its representative) would result in disclosure of trade secrets to the Lender (absent adequate steps to preserve confidentiality) or its representative or would adversely affect the attorney-client privilege between the Company and its counsel or if the Lender or its representative is a direct competitor of the Company.

        6.5 ARRANGEMENT FEE. Upon Closing, the Company agrees to pay to London Pacific International Limited an arrangement fee of $540,000.

7.      MISCELLANEOUS



                                      14.

        7.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by California residents.

        7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Lender and the closing of the transactions contemplated hereby.

        7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Lender to purchase the Debenture shall not be assignable without the consent of the Company.

        7.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        7.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Lender, to the address set forth above and addressed to the attention of Susan Gressel, or at such other address or addresses as the Lender shall have furnished in writing to the Company, with a copy to Berkeley International Capital Corporation, Legal Division, 650 California Street, Suite 2800, San Francisco, CA 94108-2609, Attn. Bob Cornman or (b) if to the Company, to the address set forth above and addressed to the attention of the President, or at such other address or addresses as the Company shall have furnished in writing to the Lender. All notices and other communications mailed pursuant to the provisions of this Section 7.5 shall be deemed delivered when mailed or sent by facsimile or delivered by hand or messenger.

        7.6 EXPENSES. Each party to this Agreement shall bear its own expenses and legal fees incurred by it with respect to this Agreement and all related transactions and agreements; provided, however, that if the Closing is effected, the Company shall reimburse the reasonable fees and out of pocket expenses of special counsel for the Lender, not to exceed $10,000.00.

        7.7 FINDER'S FEE. Except as set forth in Section 6.5, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party agrees to indemnify and hold harmless the other party from any liability for any commission or compensation in the nature of a finders' fee (and the



                                      15.

costs and expenses of defending against such liability or asserted liability) for which the party or any of its officers, employees or representatives is responsible.

        7.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

        7.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        7.10 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION, IF REQUIRED BY LAW, IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, IF REQUIRED BY LAW.

        7.11 AMENDMENTS AND WAIVERS. Any term of this agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Lender. Any amendment, termination or waiver effected in accordance with this section shall be binding upon each holder of any securities issued pursuant to this Agreement (including securities into which such securities have been converted or exchanged), each future holder of any or all such securities and the Company.




                                      16.

        The foregoing Agreement is hereby executed as of the date first above written.

THE COMPANY:

CONTINUUS SOFTWARE CORPORATION


By:     /s/ John Wark
   ----------------------------------------------
Name:   John R. Wark
     --------------------------------------------
Title:  President and Chief Executive Officer
      -------------------------------------------

THE LENDER:

LONDON PACIFIC LIFE & ANNUITY COMPANY



By:     /s/ Susan Y. Gressel
   ----------------------------------------------
Name:   Susan Y. Gressel
     --------------------------------------------
Title:  Vice President and Treasurer
      -------------------------------------------



                Signature Page to Debenture Purchase Agreement